                                                             EXHIBIT 11.1

                         BAIRNCO CORPORATION
      CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
         FOR THE QUARTERS ENDED JUNE 29, 1996 AND JULY 1, 1995
                            (Unaudited)

                                            1996            1995
PRIMARY EARNINGS PER SHARE:

Net income                                  $  2,199,000    $  2,071,000

Average common shares outstanding              9,835,000      10,500,000
Common shares issuable in respect to common
  stock equivalents,  with a dilutive effect     140,000             --
Total common and common equivalent shares      9,975,000      10,500,000

Primary Earnings Per Common Share           $       0.22    $       0.20


FULLY DILUTED EARNINGS PER SHARE:

Net income                                  $  2,199,000    $  2,071,000

Total common and common equivalent shares      9,975,000      10,500,000
Additional common shares assuming full
  dilution                                         7,000             --
Total common shares assuming full dilution     9,982,000      10,500,000

Fully Diluted Earnings Per Common Share     $       0.22    $       0.20





Earnings per share are based on the average number of shares outstanding during each period. Primary earnings per share include all common stock equivalents. Fully diluted earnings per share include all common stock equivalents plus the additional common shares issuable assuming full dilution.

                                               							EXHIBIT 11.2

                           BAIRNCO CORPORATION
        CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
          FOR THE SIX MONTHS ENDED JUNE 29, 1996 AND JULY 1, 1995
                              (Unaudited)

                                            1996            1995
PRIMARY EARNINGS PER SHARE:

Net income                                  $  4,308,000    $  3,962,000

Average common shares outstanding              9,891,000      10,500,000
Common shares issuable in respect to common
  stock equivalents, with a dilutive effect      129,000             --
Total common and common equivalent shares     10,020,000      10,500,000

Primary Earnings Per Common Share           $       0.43    $       0.38


FULLY DILUTED EARNINGS PER SHARE:

Net income                                  $  4,308,000    $  3,962,000

Total common and common equivalent shares     10,020,000      10,500,000
Additional common shares assuming full
  dilution                                        18,000             --
Total common shares assuming full dilution    10,038,000      10,500,000

Fully Diluted Earnings Per Common Share     $       0.43    $       0.38





Earnings per share are based on the average number of shares outstanding during each period. Primary earnings per share include all common stock equivalents. Fully diluted earnings per share include all common stock equivalents plus the additional common shares issuable assuming full dilution.